Exhibit (n)(i)








           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated May 21, 2004, relating to the statement of net assets of The Gabelli Global Utility & Income Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 24, 2004